Exhibit 10.1

                             DISTRIBUTION AGREEMENT

This DISTRIBUTION AGREEMENT ("Agreement"), effective as of July 29, 2008 ("Effective Date"), is entered into by and between Competitive Technologies, Inc. ("CTT"), a Delaware corporation having a place of business at:

                         Competitive Technologies, Inc.
                         777 Commerce Drive, Suite 100
                              Fairfield, CT 06825

and Excel Life Sciences, Inc (hereinafter referred to as "ELS" or "Distributor", which shall include its subsidiaries, successors and permitted assigns), a Delaware corporation with its principal place of business at:

                           Excel Life Sciences, Inc.
                           875 North Michigan Avenue
                                   31st Floor
                               Chicago, IL 60611

CTT and Distributor may each be referred to as a "Party" and collectively as the "Parties".

                                   Witnesseth

WHEREAS, CTT wishes to appoint Distributor as the exclusive sales agent for Pain Management Therapy Device and Distributor desires to provide such services to CTT, in each case, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties agree as follows:

1.0     RIGHT TO DISTRIBUTE

     1.1 CTT hereby grants Distributor the right to purchase from CTT, and the exclusive right to distribute and sell solely within the Territory (as defined hereinafter), the products identified on Schedule 1 hereto (the "Product(s)"). "Territory" shall mean the country of India.

     1.2 Distributor shall purchase the Product(s) for resale from CTT at the price of [Confidential] USD as set forth on Schedule 1 hereto, as such Schedule may be amended after two (2) years of the effective date of this Agreement in accordance with the terms hereof. Subsequent annual price increases will be capped at [Confidential] per annum.

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     1.3  All orders  for  Product(s)  by  Distributor  shall  be  Ex  Works
          Manufacturer.  GEOMC  Co.  Ltd.  of  Korea  (formerly  Daeyang  E&C)
          ("Manufacturer") in Seoul, South Korea is the Manufacturer. The product supplied by GEOMC Co., Ltd of Korea is a CE approved medical device.

     1.4 All Product(s) sold by CTT to Distributor are sold on an "AS IS, WHERE IS" basis, except that CTT warrants that upon payment in full by Distributor, Distributor shall obtain merchantable title to the Product(s), and except for any warranties that Manufacturer may provide. Manufacturer's and CTT's replacement warranty for normal use with no physical damage to the unit will be for a period of 12 months. EXCEPT FOR THE FOREGOING, CTT MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ANY PRODUCTS, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, NON-INFRINGMENT OR FITNESS FOR A PARTICULAR PURPOSE. All purchases of the Product(s) by Distributor from CTT shall be paid in US Dollars by wire transfer of immediately available funds due to CTT at Bank of America, with the purchase price paid in full within 30 days from the date of the order by the Distributor.

     1.5 All sales to Distributor are final. Any damaged Product(s) with the Manufacturer's defects must be returned to the Manufacturer, with any such return being subject to the terms of the applicable product warranty.

     1.6 Distributor agrees to be responsible for the product registration and other filings in India.

     1.7 Distributor agrees to (i) actively and continually market and promote the Product(s) to appropriate potential customers; (ii) use best efforts to promote the sale of the maximum amount of Product(s); and (iii) accurately advise potential customers of the selection, use and functionality of the Product(s). Distributor will keep CTT informed as to conditions that might affect the sale of the Product(s) in the marketplace.

     1.8 Distributor will refrain from taking actions that may tarnish or cause people to hold in poor regard CTT or the Product(s). Distributor shall establish and maintain a marketing program and a sales force, customer training and technical service representatives, who are properly trained in all aspects of the distributed Product. CTT shall have the right to review and discuss with Distributor at reasonable times and with reasonable frequency all aspects of the marketing and service program. Distributor shall be solely responsible for establishing the terms of sale (subject to any limitations set forth herein) including, without limitation, the sale price of the Product(s), consummating the sale of any Product(s), collecting the sale price, and for providing any post-sale service that may be

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          necessary  with  the  exception  of  manufacturer  warranty  claims, which  shall  be  handled  by  the  Manufacturer.

     1.9 To assist Distributor in marketing the Product(s), CTT may provide Distributor with such marketing materials as CTT may deem appropriate. CTT shall have the right to revise such marketing materials in its sole discretion at any time and to provide such revised marketing materials to Distributor for all future use. Distributor shall have no obligation to use such materials and any use of such materials is at Distributor's own risk. Distributor will have right to adapt the materials for the local market in the Territory. Any modifications made by Distributor to the marketing and training materials and any customer, market or other data collected by Distributor pursuant to its distributorship and marketing in the Territory will be Distributor's intellectual property. CTT warrants that any scientific, medical and clinical information provided by CTT to ELS regarding the pain management device is accurate. CTT will provide ELS with at least two representatives (one business and one medical/scientific person) at annual product launches and promotions at least one time per Contract Year in India to support distribution during the period of exclusivity. CTT or the manufacturer will provide ELS training on servicing the units within the first six (6) months following the effective date of this agreement.

     1.10 Distributor shall provide a written sales summary of actual and forecasted sales monthly to CTT (each a "Monthly Report"). Each Monthly Report shall be provided to CTT on or before the fifteenth
          (15th)  calendar  day  of  the  next  month.

     1.11 The authority granted to Distributor is to distribute those Product(s) it has purchased from CTT solely within the Territory. Moreover, Distributor shall not sell Product(s) to purchasers outside the Territory or to purchasers inside or outside the Territory that Distributor believes or has reason to believe are primarily intended for use or distribution outside the Territory without written permission from CTT. Distributor shall not have, nor shall it hold itself out as having, either express or implied authority to accept orders for the Product(s) on behalf of CTT or to make contracts in the name of CTT or any other party. Distributor and CTT will approach sales outside of Territory on a case by case basis and Distributor will have ability to sell outside of Territory, if written approval is granted by CTT.

     1.12 Distributor acknowledges and agrees that Distributor is an independent agent under the laws and rules of the United States Internal Revenue Service (as well as any foreign equivalent) and the laws and procedural holdings of the State of Connecticut. Distributor is not an employee of CTT or any subsidiary of CTT, and shall not represent himself to be, nor permit himself to be represented as, anything other than a Distributor of the Product(s). Distributor does not and shall not have any power to, nor shall it represent that it has any power to, bind CTT or create or assume any obligation on behalf of CTT.


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     1.13 Distributor  shall  not  make  any  representations or warranties with respect to the Product(s) beyond the product warranties given by the Manufacturer of the Product(s). Distributor will comply, at all times, with all foreign, federal, state and local laws and regulations applicable to it, including without limitation, all applicable laws relating to the marketing, sale and distribution of medical devices within the Territory. At no time shall Distributor engage in any high-pressure or unethical sales techniques.

     1.14 The distributors are authorized to represent or describe themselves as "Authorized Distributors or Dealers" of the Products for CTT.

2.0     TERM OF AGREEMENT

     2.1 Subject to the other provisions of this Agreement, the term of this Agreement shall be for an initial period of four years and four months (52 months) from the Effective Date ("Initial Term"), with exclusive status in India for Distributor for first sixteen (16) months. The first sixteen (16) months shall be Contract Year 1, with the first 4 months of the same being the "ramp up period". Each 12 months period thereafter shall be termed as "Contract Year 2", "Contract Year 3" and so on. Contract Years 2, 3 and 4 will be on Exclusive basis if Distributor has purchased from CTT and not returned, Product(s) equal to or in excess of the applicable Yearly Product Minimums minus the tolerance factor, as set forth in Schedule 2 hereto. The term of this Agreement and Exclusivity shall be automatically extended for additional one year periods (each a "Renewal Term," ) so long as Distributor has purchased from CTT and not returned, Product(s) equal to or in excess of the applicable Yearly Product Minimums minus the tolerance factor, as set forth in
          Schedule 2 hereto, for the last Contract Year of the Term preceding the proposed Renewal Term. Notwithstanding the foregoing, Distributor may prevent any auto-renewal of the Term by providing CTT with written notice of its intent to terminate this Agreement at least ninety (90) days prior to the end of the then-current Term.


     2.2 Either Distributor or CTT may terminate this Agreement at any time if the other Party shall breach its obligations hereunder; provided, however, that the non-breaching Party shall give the breaching Party written notice of such breach, and the breaching Party shall have thirty (30) calendar days after receipt of such notice to cure such breach. If such breach is cured to the reasonable satisfaction of the non-breaching party during such period, then this Agreement shall continue in full force and effect. If such breach is not cured to the reasonable satisfaction of the non-breaching party during such period, then this Agreement shall terminate effective upon the close of business on the last day of such period.

     2.3 In the event CTT ceases to have the right to sell any of the Product(s), either in whole or in part, Distributor's right to sell such Product(s) shall immediately

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          cease,  and  CTT  shall  have  no  liability whatsoever to Distributor arising from such cessation of sales. To the extent such cessation is to less than all of the Product(s), this Agreement shall continue with respect to the remaining Product(s) in accordance with its terms. To the extent that CTT ceases to have the right to sell any of the Products(s), either in whole or in part, and CTT's action directly causes Distributor to be unable to sell its Product(s) inventory within a one hundred fifty (150) days period, then CTT agrees to purchase the unsold inventory at the original purchase cost of the Product(s) in inventory.

     2.4 CTT shall not be liable for any damages, compensation or indemnification of any kind arising from the termination or expiration of this Agreement, with or without cause, whether said damages, compensation or indemnification are based on losses caused by previous commitments of Distributor, loss of investments, loss of present or prospective profits, insolvency, loss of goodwill or clients, or any other loss arising from the termination or expiration of this Agreement. If for any reason whatsoever CTT shall have breached this Agreement, Distributor agrees that CTT shall not be liable to Distributor for any incidental, special, consequential or indirect damages, even if CTT has been informed of the possibility of such damages.

     2.5 The terms and conditions of the following sections shall survive any termination or expiration of this Agreement: Sections 1.5, 5.0 and 9.0, as well as any other provisions that may be necessary to interpret the same.

3.0     MINIMUM SALES OBLIGATIONS

     3.1 Distributor shall be obligated to purchase from CTT that number of Product(s) during each Contract Year as is set forth in Schedule 2 hereto (for each such Contract Year, the "Product Minimums"). The Yearly Product Minimums for each Contract Year are set forth in
          Schedule 2 hereto. The Yearly Product Minimums beyond Contract Year 2 shall be set by CTT at [Confidential] annual growth from Contract Year 2 as set forth in Schedule 2. The start of the first Contract Year is defined in Section 3.2

     3.2 The first Contract Year will start; (a) after this Agreement is signed, (b) treatment protocols and training are provided to ELS by CTT, and (c) at the expiration of a four month ramp up period following the effective date of the Agreement. Following these events, the "Selling Clock Starts Ticking" for the minimums required in the Contract Years. Immediately after this Agreement is signed by both parties and Indian regulatory approval has been received, CTT will provide ELS one unit at [Confidential] and ELS will purchase one unit from CTT at [Confidential] (USD). ELS will purchase 14 additional units, sent to ELS in three or less shipments, at [Confidential] per unit within [Confidential] days of when the "Selling Clock Starts Ticking" or upon receiving Indian regulatory approval,

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          whichever  is  earlier  The 15 purchased units will be counted towards the  minimums  required  in  the  first  Contract  Year.


     3.3 For continued exclusivity, the annual minimums will have a tolerance factor of [Confidential] of the Contract Year minimum units. For example; Contract Year 1 must be at least [Confidential] units to maintain exclusivity, and Contract Year 2 must be at least [Confidential] units to maintain exclusivity. In the event ELS is not able to achieve the annual minimums; ELS will have the ability to sell the product in India on a non-exclusive basis for a period of four (4) years following the effective date of this Agreement.

     3.4 This Agreement and Exclusive Distributor status shall be automatically extended for additional twelve (12) month periods so long as the Yearly Product Minimums as set forth in Schedule 2 are achieved.

4.0     COMPENSATION

     4.1 As between CTT and Distributor, subject only to CTT's right to its purchase price from Distributor, Distributor shall be entitled to retain one hundred percent (100%) of all amounts received from the purchaser of a Product. All travel, promotional, entertainment, taxes and other expenses incurred by Distributor in its efforts to market and promote the Product(s) will be the sole obligation of Distributor, and Distributor will not be entitled to reimbursement of any kind from CTT.

5.0     CONFIDENTIALITY; NON-DISPARAGEMENT

     5.1  Confidentiality.

          a. As used herein, "Confidential Information" means private, confidential, trade secret or other proprietary information (whether or not embodied or contained in some tangible form) relating to any actual or anticipated business of CTT or its clients, including, without limitation, any information which, if kept secret, will provide CTT or its clients with an actual or potential economic advantage over others in the relevant trade or industry, such as, but not limited to: business data (including cost data), price lists, strategies and compensation. Confidential Information shall not include information that: (i) at the time of first disclosure by CTT to Distributor was already in the possession of Distributor, as shown by written records existing at such time; (ii) is independently made available to Distributor on a non-confidential basis by an unrelated and independent third party whose disclosure does not constitute a breach of any duty of confidentiality owed to CTT or its clients; or (iii) is generally available to the public in a readily-available document.

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          b.   Except  as  required  in  considering  a  potential  business relationship with CTT or its clients, in connection with an actual business relationship with CTT or its clients, or with the prior written authorization of CTT, Distributor shall not directly or indirectly use, disclose, disseminate, publish or otherwise reveal any Confidential Information for the benefit of any party other than CTT or its clients. In the event that Distributor is required by legal process (court order, subpoena, etc.) to disclose Confidential Information, Distributor shall first (unless expressly prohibited by law) provide CTT with notice and the opportunity to take appropriate action to preserve the confidential nature of the information; provided, that in the event CTT elects not to seek an order securing, or is unsuccessful, in whole or in part, in securing, the confidentiality of the information to be disclosed, Distributor shall limit such disclosure to the minimum amount of Confidential Information necessary to comply with the applicable legal process as established by the written opinion of Distributor's counsel.

          c. Upon termination of Distributor's discussions with CTT concerning a potential business relationship or the termination of any actual business relationship, in either case, for any reason, or upon CTT's earlier request, Distributor shall return to CTT or destroy all Confidential Information and any and all copies or reproductions thereof, and any documents or materials containing Confidential Information, in any case, whether tangible or intangible, in Distributor's possession or control.

     5.2 Non-Disparagement. Distributor acknowledges that any disparaging comments by Distributor or its principals, employees or agent against CTT or the Product(s) is likely to substantially harm the business reputation of, and depreciate the value of, CTT. As such Distributor agrees to act in good faith so as not to harm the business reputation of CTT or the Product(s) in any way, which includes, Distributor's agreement not to defame or publicly criticize the services, business, integrity, veracity or reputation of the Product(s) or CTT, its officers, directors, managers, members, employees, affiliates or agents thereof, in either a professional or personal manner. The provisions of this Section shall survive any termination or expiration of this Agreement for a period of five (5) years.

          CTT acknowledges that any disparaging comments by CTT or its principals, employees or agent against Distributor or the Product(s) is likely to substantially harm the business reputation of, and depreciate the value of, Distributor. As such CTT agrees to act in good faith so as not to harm the business reputation of Distributor or the Product(s) in any way, which includes, CTT's agreement not to defame or publicly criticize the services, business, integrity, veracity or reputation of the Product(s) or Distributor, its officers, directors, managers, members, employees, affiliates or agents thereof, in either a professional or personal

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          manner.  The  provisions  of  this  Section  shall  survive  any termination or expiration of this Agreement for a period of five (5) years.

6.0     CONFLICT OF INTEREST

     6.1 Distributor shall not hire any officer or employee of CTT to perform any service covered under this Agreement.

          CTT shall not hire any officer or employee of Distributor to perform any services covered under this Agreement.


     6.2 Distributor shall not sell or distribute identical products in the territories and listed in Schedule 1 under this Agreement.

          CTT shall not sell or distribute identical products in the territories and listed in Schedule 1 under this Agreement during the period the Distributor has exclusivity. If non-exclusive, CTT will have the right to distribute identical products in the territories.

7.0     ASSIGNMENT OR SUBCONTRACTING

     7.1 Distributor may assign or transfer this Agreement, or any interest therein or claim hereunder, or subcontract any rights hereunder, with the prior written approval of CTT. Such approval will not be unreasonably withheld. If CTT consents to such assignment or transfer, the terms and conditions of this Agreement shall be binding upon any assignee or transferee and shall not relieve Distributor of its obligations hereunder.


8.0     INDEMNIFICATION; LIMITATION OF LIABILITY

     8.1 Distributor will defend, indemnify, reimburse and hold CTT harmless from and against any and all liabilities, losses, damages and costs, including reasonable attorneys' fees (collectively, "Losses"), resulting from or arising out of, or resulting from or arising out of third party claims based upon, (a) the grossly negligent, intentionally wrongful or illegal acts or omissions of Distributor; or
          (b) any actions of Distributor beyond its authority granted hereby including the making of any representations with respect to Product(s).

          CTT will defend, indemnify, reimburse and hold Distributor harmless from and against any and all liabilities, losses, damages and costs, including reasonable attorneys' fees (collectively, "Losses"), resulting from or arising out of, or

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          resulting  from  or  arising  out  of  third  party claims based upon,
          (a) the grossly negligent, intentionally wrongful or illegal acts or omissions of CTT; or (b) any actions of CTT beyond its authority granted hereby including the making of any representations with respect to Product(s).


     8.2 EXCEPT AS PROVIDED UNDER SECTION 8.1 OR WITH RESPECT TO BREACHES OF THE CONFIDENTIALITY PROVISIONS OR SCOPE OF DISTRIBUTOR GRANT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, PUNITIVE, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT REGARDLESS OF WHETHER SUCH CLAIMS ARE ASSERTED IN CONTRACT, TORT, WARRANTY, STRICT LIABILITY, NEGLIGENCE, OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITIES OF SUCH DAMAGES. IN NO EVENT SHALL THE AGGREGATE LIABILITY OF CTT ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT (OR ANY BREACH OR VIOLATION HEREOF) EXCEED THE AMOUNT PAID BY DISTRIBUTOR TO CTT UNDER THIS AGREEMENT. SUCH LIMITATION IS AN ESSENTIAL PROVISION OF THIS AGREEMENT AND WAS A CONDITION UPON WHICH THE TERMS AND PRICING WERE BASED.

9.0     MISCELLANEOUS

     9.1 Amendment and Waiver. Any provision of this Agreement may be amended or waived only with the written and signed consent of both Parties.

     9.2 Severability. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     9.3 Applicable Law. This Agreement shall be governed by the laws of the State of Connecticut in the United States, without regard to its principles of conflicts of laws. The Parties expressly reject the applicability of the United Nations Convention on Contracts for the International Sale of Goods and the Vienna Convention on the International Sale of Goods.

     9.4 Notice. Any payment, notice, or other communication required or permitted to be made to either Party hereunder shall be sufficiently made or given (i) on the second business day after mailing if sent to such Party by internationally recognized overnight courier, (ii) in the next business day after receipt of confirmation of successful transmission if sent by facsimile, and (iii) upon receipt

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          if  sent  by  hand  delivery,  in  each  case,  at  its  address given below, or such other address as it shall hereafter designate to the other Party in writing:


                 In the case of Competitive Technologies, Inc.:

                    John B. Nano
                    Chairman, President and CEO
                    Competitive Technologies, Inc.
                    777 Commerce Drive, Suite 100
                    Fairfield, CT  06825
                    203.368.6044


              with a copy to (which shall not constitute notice):

                    Edwards, Angell, Palmer & Dodge, LLP
                    301 Tresser Blvd
                    Stamford, CT 06901
                    Attn: John A. Flaherty, Esq.
                    203.353.6800




                          In the case of Distributor:

                    Excel Life Sciences, Inc.
                    875 North Michigan Avenue
                    31st Floor
                    Chicago, IL  60611

     9.5 Integration. This Agreement expresses the full contract between the Parties, and all other prior or contemporaneous oral or written representations with regard to the subject matter hereof shall be of no effect.

     9.6 Interpretation, Headings, Number and Gender. The Parties acknowledge and agree that this Agreement has been freely negotiated and shall be deemed to have been drafted by the Parties jointly. Accordingly, no court should construe any provision for or against any Party as a result of such Party being involved in the drafting of this Agreement. The headings of the several sections are inserted for convenience of reference only, and are not intended to be part of or to affect the meaning or interpretation of this Agreement. In this Agreement, where the context so permits, the singular shall include the plural, and vice versa, and references to a particular gender shall include the other genders. The words "include," "includes" and "including" are not limiting and shall be interpreted as if followed by the phase "without limitation." Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and."

     9.7 Force Majeure. No Party hereto shall be liable in damages or have the right to cancel this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control, including but not limited to acts of God, government restrictions, wars, or insurrections.

     9.8 Execution. This Agreement will not be binding upon the Parties until it has been duly executed by or on behalf of each Party, in which event it shall be effective on the Effective Date.

     9.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of an original executed counterpart of this Agreement.

     9.10 Authorized Signatories. The undersigned individuals each represent and warrant that they have the authority to execute this Agreement on behalf of their respective companies or in their individual capacities, as the case may be.

                            [Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the dates shown below.


Competitive Technologies, Inc.         Excel Life Sciences, Inc.


By:  \s\ John B. Nano                  By:  \s\ Mohit Mehrotra
     ----------------                       ------------------
Name:  John B. Nano                    Name:  Mohit Mehrotra


Title:  Chairman, President & CEO      Title:  Chief Operating Officer

Date:  July 29, 2008                   Date:  July 29, 2008
       -------------                          -------------

                                   SCHEDULE 1

                                   Product(s)


          PRODUCT                             PER UNIT
                                              PURCHASE PRICE
          ----------------------------------  --------------
          Pain Management Therapy  Device     [Confidential] USD*




* The price per unit will be [Confidential] USD for the first and second Contract Years. Any price increases after the second Contract Year will be capped at [Confidential] per annum.

     Sales  of  units  in  excess  of  the  annual  Contract  Year  minimums  on
     Schedule  2  will  be  eligible  for  volume  discounts  shown  below:

          In excess of annual minimum by     Discount will be
          ---------------------------------  ----------------
          [Confidential]                     [Confidential]

SCHEDULE 2

Product Minimums*

I.     For Pain Management Therapy Device:


          Contract Year      Units per Contract Year
          -----------------  -----------------------
          1                  [Confidential]**
          2                  [Confidential]
          3 and beyond       [Confidential] annual growth


* Tolerance factor of [Confidential] for the Contract Year per Section 3.3 in Agreement.

** Includes purchase of 15 units at [Confidential] per unit per Section 3.2 in Agreement.